Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$10,950,160
Unrealized Gain (Loss) on Market Value of Futures	(10,681,210)
Dividend Income	919
Interest Income	16,515
ETF Transaction Fees	1,400
Total Income (Loss)	$287,784

Expenses
General Partner Management Fees	$56,138
Professional Fees	12,182
Brokerage Commissions	16,218
Non-interested Directors' Fees and Expenses	500
Prepaid Insurance Expense	255
Total Expenses	$85,293
Expense Waiver	(19,666)
Net Expenses	$65,627
Net Income (Loss)	$222,157

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/16	$96,771,511
Additions (650,000 Shares)	6,866,333
Net Income (Loss)	222,157

Net Asset Value End of Month	$103,860,001
Net Asset Value Per Share (9,150,000 Shares)	$11.35

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612